SECURITIES  AND  EXCHANGE  COMMISSION
                   Washington,  D.C.  20549

                          FORM  8-K

                       CURRENT  REPORT


     Pursuant  to  Section  13  or  15(d)  of
     the  Securities  Exchange  Act  of  1934




Date  of  Report  (Date  of  earliest  event  reported)     JULY  27,  1999
                                                            ---------------


                    NORTHERN  STATES  POWER  COMPANY
                    --------------------------------
     (Exact  name  of  registrant  as  specified  in  its  charter)


                               MINNESOTA
                               ---------
           (State  or  other  jurisdiction  of  incorporation)


1-3034                                                41-0448030
------                                                ----------
(Commission  File  Number)                 (IRS Employer Identification  No.)


414  NICOLLET  MALL,  MPLS,  MN                                      55401
-------------------------------                                      -----
(Address  of  principal  executive  offices)                      (Zip  Code)


Registrant's  telephone  number,  including  area  code          612-330-5500
                                                                 ------------

     (Former  name  or  former  address,  if  changed  since  last  report)

ITEM  5.          OTHER  EVENTS
--------          -------------

     On July 27, 1999, the Minnesota Public Utilities Commission (MPUC) issued its order denying Northern States Power Company's (NSP) request for approval of its bookings of 1998 lost margins, load management discounts and associated carrying charges related to Minnesota electric conservation programs. In its order the MPUC contends:

-          NSP  is  earning  above  its  authorized  rate  of  return.

- The principal justification for awarding financial incentives for conservation programs was to motivate utilities to increase their individual use of demand side management. In recent years, NSP's conservation expenditures have declined.

- NSP bears the burden of showing that the requested recovery is consistent with law and sound public policy. In addition, Minnesota law requires the MPUC to resolve any doubt about the reasonableness of the rates in favor of the consumer. The MPUC found the NSP did not meet its burden in these respects.

     In addition, on July 27, 1999, the MPUC voted 3-2 to issue a second order requiring an investigation into the reasonableness of NSP's electric rates. The rate investigation order requires NSP to file, within 60 days, a written explanation and detailed schedules showing the individual adjustments to the 1998 and projected 1999 normalized rate base, revenue and expense statements, and the cost of capital that are necessary to reconcile 1998 normalized and 1999 projected returns on equity to the 11.47 percent authorized return on equity. NSP is also required to explain why it believes its current rates continue to be just and reasonable. Once NSP has filed the required information, interested parties will have 60 days to review it and to file comments and recommendations.

       The rate investigation does not authorize the MPUC to reduce base rates, but only to determine whether a rate proceeding should be initiated. If, after hearing, the MPUC finds that a rate proceeding should be initiated, it must then, under Minnesota law, allow the utility 120 days after the MPUC's Order to file its case. If a rate case is initiated, NSP's rates would first become subject to refund, as interim rates, 60 days after the filing of the rate proceeding.

     NSP is considering applying for rehearing of the MPUC's July 27, 1999 Orders. These Applications must be filed within 20 days of July 27, 1999. The filing of these Applications for Rehearing would suspend the effectiveness of the MPUC's July 27, 1999 Orders until 10 days after the Application is denied or the MPUC has announced its final determination on rehearing.

                                   SIGNATURES
                                   ----------


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Northern  States  Power  Company
     (a  Minnesota  Corporation)



     By        /s/
         -------------------
     John  P.  Moore  Jr.
     Vice President and Corporate Secretary




Dated:  July  30,  1999
        ---------------